EXHIBIT 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of , 2022 by and among (i) BCAC Holdings Inc., a Delaware corporation which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) (the “Closing”) as “eCombustible Energy Corporation” (together with its successors, “Pubco”), (ii) BCAC Purchaser Rep LLC, a Delaware limited liability company, in the capacity under the Merger Agreement as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance the Merger Agreement, the “Purchaser Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, Pubco and the Purchaser Representative are parties to that certain Agreement and Plan of Merger, dated as of November 23, 2021 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among (i) Benessere Capital Acquisition Corp., a Delaware corporation, and, prior to giving effect to the Closing, the parent entity of Pubco (together with its successors, including the Purchaser Surviving Subsidiary, “Purchaser”), (ii) Pubco, (iii) BCAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) BCAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Company Merger Sub”), (v) the Purchaser Representative, (vi) eCombustible Energy LLC, a Delaware limited liability company (together with its successors, including the Company Surviving Subsidiary (as defined in the Merger Agreement, the “Company”), and (vii) Jorge Arevalo, in its capacity as Seller Representative thereunder, pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Purchaser Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Purchaser Merger”), and with security holders of Purchaser receiving substantially equivalent securities of Pubco, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), and with equity holders of the Company, including Holder, receiving shares of common stock of Pubco, and as a result of which Mergers, among other matters, Purchaser and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended, and the Delaware Limited Liability Company Act, as amended;

WHEREAS, immediately prior to the Closing, Holder is a holder of the Company Units in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Merger Consideration securities to be received by Holder in the Transactions (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted and, when and if earned, the Earnout Shares, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, (A) with respect to Restricted Securities other than the Earnout Shares, during the period commencing from the Closing and ending on the earliest of (x) the six-months after the date of the Closing, (y) the date on which the closing sale price of the Pubco Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one-hundred fifty (150) days after the Closing, and (z) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Pubco’s stockholders having the right to exchange their equity holdings in Pubco for cash, securities or other property and (B) with respect to the Earnout Shares, during the period commencing from the date the Earnout Shares are issued to the Holder and ending six-months after such date (each such period, a “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer or other disposition of any or all of the Restricted Securities owned by Holder (I) by gift, charitable contribution, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or (IV) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Restricted Securities; provided, that such plan does not provide for the transfer of Restricted Securities during the applicable Lock-Up Period; provided, however, that in any of cases (I), (II), (III) or (IV) it shall be a condition to such transfer that the transferee executes and delivers to Pubco and the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, (4) if Holder is an entity, its partners, shareholders, members or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, or (5) any affiliate of Holder.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the applicable Lock-Up Period.

(c) During the applicable Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF ____________, 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Pubco during the applicable Lock-Up Period, including the right to vote any Restricted Securities and to receive any and all dividends or distributions.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) Governing Law; Arbitration; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement (a “Dispute”) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Any and all Disputes (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 2(c)) shall be governed by this Section 2(c). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within the Resolution Period; provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing AAA Procedures of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Miami, Florida. The language of the arbitration shall be English. Any judgment upon any award rendered by the arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Miami, Florida to enforce any award of the arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(d).

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, prior to the Closing, to:

BCAC Holdings Inc.

78 SW 7th Street, Suite 500

Miami, FL 33130

Attn: Patrick Orlando, Chairman and CEO

Telephone No.: (561) 467-5200

Email: porlando@benesserecapital.com

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to the Purchaser Representative, to: BCAC Purchaser Rep LLC 78 SW 7th Street, Suite 500 Miami, FL 33130 Attn: Patrick Orlando Telephone No.: (561) 467-5200 Email: info@benespac.com

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to Pubco after the Closing, to:

eCombustible Energy Corporation

16990 Collins Ave., Suite 1102

Miami, FL 33160

Attn: Jorge Arevalo, CEO

Telephone No.: (786) 565-8610

Email: jarevalo@ecombustible.com

With copies to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304-1115

Attn: Stanley F. Pierson, Esq.

Facsimile No.: (650) 233-4545

Telephone No.: (650) 233-4625

Email: spierson@pillsburylaw.com

and

the Purchaser Representative (and its copy for notices hereunder)

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, the Purchaser Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Authorization on Behalf of Purchaser. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of Purchaser after the Closing, including enforcing Purchaser’s rights and remedies under this Agreement, or providing any waivers or amendments with respect to this Agreement or the provisions hereof, shall solely be made, taken and authorized by the vote or consent of Purchaser’s board of directors, including a majority of the Disinterested Directors. For purposes hereof, a “Disinterested Director” will mean an independent director disinterested in the applicable determination, action or other authorization under this Agreement (i.e., such independent director is not (x) directly or indirectly interested in such determination, action or authorization (whether such director is the Holder, an Affiliate of the Holder or an immediate family member of any of the foregoing) or (y) acting in concert with a person that is directly or indirectly interested in such determination, action or authorization).

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco (and the Purchaser Representative on behalf of Pubco) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Pubco and the Purchaser Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco and the Purchaser Representative or any of the obligations of Holder under any other agreement between Holder and the Pubco or the Purchaser Representative or any certificate or instrument executed by Holder in favor of Pubco or the Purchaser Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco or the Purchaser Representative or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

BCAC HOLDINGS INC.

By:
Name:
Title:

The Purchaser Representative:

BCAC Purchaser Rep LLC, solely in its capacity under the Merger Agreement as the Purchaser Representative

By:
Name:
Title:

{Additional Signature on the Following Page}

[Signature to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Company Units:

Company Units:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

[Signature to Lock-Up Agreement]